"IN-KIND" Dividend Anonymous Surveyous Survey for "IN-KIND" Distributions

In an effort to develop a process to distribute dividends

"in-kind" we would like your feedback. "In-kind" distribution challenges include but are not limited to: locating addresses for individual shareholders; determining minimum

ownership thresholds necessary for denominations into

one ounce gold and silver coins; and costs associated with

minting, shipping and handling.

Please circle the appropriate answers below and place this

postage-pre-paid card in the mail.

Shareholder type? ..................Individual Institution Fund

Number of shares held ___________________________

Are you interested in potentially taking

your future dividends "in-kind"? ............................Yes No

If an individual shareholder, would you agree

to taking your stock certificate out of street

name and putting it in your name? ........................Yes No

Would you be willing to pay associated

shipping and handling costs of delivery? ..............Yes No

Would you want or need a physical

storage facility set up? ..........................................Yes No

Would you be willing to pay associated

minting costs? ......................................................Yes No

Thank you for your feedback, it is important to us.

Additional feedback: ______________________________

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